UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 21, 2011
MGM RESORTS INTERNATIONAL
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On January 10, 2011, CityCenter Holdings, LLC, a joint venture which is 50% owned by a wholly-owned subsidiary of the MGM Resorts International (the “Company”) and 50% owned by Infinity World Development Corp. (a wholly-owned subsidiary of Dubai World) (the “Joint Venture”) amended and restated its existing credit facility to, among other things, extend the maturity of the remaining loans for four years.
In connection with the amended and restated credit facility, the Company entered into a second amended and restated completion guarantee (the “Restated Completion Guarantee”) dated as of January 21, 2011, among the Company, Bank of America, N.A., and U.S. Bank National Association, which amended and restated the amended and restated completion guarantee dated April 29, 2009. The Restated Completion Guarantee continues to support remaining construction payables from the construction of the CityCenter project and the Company’s obligations under the Restated Completion Guarantee continue to be supported by a pledge of the assets constituting Circus Circus Las Vegas and certain other real property adjacent thereto.
Under the Restated Completion Guarantee, the Company has agreed to be responsible for completion costs in excess of approximately $8.5 billion and is entitled to have approximately $125 million of net condominium proceeds applied to reduce completion costs.
A copy of the Restated Completion Guarantee is attached hereto as Exhibit 10.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 with respect to the Restated Completion Guarantee is incorporated be reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.
On January 21, 2011, CityCenter Holdings, LLC announced that it had closed its previously announced offering of $900 million in aggregate principal amount of 7.625% senior secured first lien notes due 2016 and $600 million in aggregate principal amount of 10.75% senior secured second lien PIK toggle notes due 2017 in a private placement. A copy of the press released is attached hereto as Exhibit 99.
The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description
Exhibit 10	Second Amended and Restated Sponsor Completion Guarantee, dated January 21, 2011, among MGM Resorts International, Bank of America, N.A. and U.S. Bank National Association
Exhibit 99	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International
Date: January 21, 2011	By:	/s/ John M. McManus
John M. McManus
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

No.	Description
Exhibit 10	Second Amended and Restated Sponsor Completion Guarantee, dated January 21, 2011, among MGM Resorts International, Bank of America, N.A. and U.S. Bank National Association
Exhibit 99	Press Release